UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 7, 2016 (the “Signing Date”), Helios and Matheson Analytics Inc., a Delaware corporation (“HMNY”), Zone Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of HMNY (“Sub”), and Zone Technologies, Inc., a privately held Nevada corporation (“Zone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sub will merge with and into Zone, with Zone surviving as a wholly owned subsidiary of HMNY (the “Merger”), subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), all the issued and outstanding shares of Zone’s common stock (“Zone Common Stock”) (excluding any Dissenting Shares as defined in the Merger Agreement) will be converted into the right to receive shares of common stock of HMNY (“HMNY Common Shares”), in the ratio of 0.174 HMNY Common Shares for each share of Zone Common Stock (subject to proportionate adjustment for forward or reverse stock splits and adjustments to ensure that the post-Effective Time capital structure of HMNY is consistent with the Post-Merger Capitalization as defined in the Merger Agreement) (the “Exchange Ratio”), for an aggregate of 1,740,000 HMNY Common Shares (the “Merger Consideration”).

HMNY and Zone currently anticipate that the Merger Consideration will represent approximately 33% of the issued and outstanding HMNY Common Shares (23% on a fully diluted basis) after giving effect to the Merger and an equity financing of at least $5 million and up to $10 million (the “Financing”), upon which the consummation of the Merger is conditioned. HMNY and Zone anticipate that, upon consummation of the Merger and the Financing, the securities to be issued in the Financing would represent approximately 23% of the issued and outstanding HMNY Common Shares (29% on a fully diluted basis), and HMNY’s pre-Merger shareholders would hold HMNY Common Shares representing approximately 44% of the issued and outstanding HMNY Common Shares (31% on a fully diluted basis). HMNY and Zone currently anticipate that callable warrants to purchase HMNY Common Shares for cash at an exercise price of 120% of the market price at the time of the Financing would be included in the Financing; accordingly, such warrants are included in the fully diluted percentages set forth above. The Merger Agreement also requires HMNY to amend its 2014 Equity Incentive to increase the number of HMNY Common Shares available for issuance pursuant to awards thereunder to a number equal to approximately 15% of the outstanding HMNY Common Shares on a fully diluted basis after giving effect to the Merger and the Financing; accordingly, such equity incentive plan shares are included in the fully diluted percentages set forth above.

HMNY, Zone and Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of HMNY and Zone to conduct their respective businesses in the ordinary course, subject to certain exceptions, during the interim period between the Signing Date and the Effective Time.

The obligation of the parties to consummate the Merger is subject to a number of closing conditions, including, among other customary conditions:

•	Zone’s stockholder(s) shall have approved the Merger Agreement and the Merger (the “Zone Stockholder Approval”);

•

HMNY’s stockholders shall have approved the Merger, the Financing and the other transactions contemplated by the Merger Agreement to the extent stockholder approval is required by applicable law or Nasdaq Stock Market rules (the “HMNY Stockholder Approval”);

•	HMNY shall have consummated the Financing;

•

the conditional approval of the Nasdaq Capital Market (“Nasdaq”) to list the HMNY Common Shares to be issued in the Merger and the Financing on Nasdaq, including a decision of the Nasdaq Hearings Panel to continue HMNY’s listing on Nasdaq, with the final approval subject only to HMNY or Zone’s satisfaction of certain customary filing requirements of Nasdaq;

•	the effectiveness of a registration statement in connection with the issuance of the Merger Consideration;

•	HMNY and Zone shall each have been satisfied with the results of their respective due diligence investigation of the other no later than July 28, 2016;

•	HMNY Common Shares shall be listed on Nasdaq and shall have not been suspended or threatened to be suspended as of the Effective Date by the SEC or Nasdaq from trading on Nasdaq; and

•

No later than August 8, 2016, HMNY shall have received the opinion of a financial advisor that the Exchange Ratio in the Proposed Merger and certain other transactions described in Section 4.20 of the Merger Agreement were fair to HMNY and its stockholders.

In addition, at the Effective Time, subject to applicable rules and regulations, Theodore Farnsworth, the controlling stockholder and Chief Executive Officer of Zone, and Helios & Matheson Information Technology, Ltd. (“HMIT”), the controlling stockholder of HMNY, shall each have the right to designate two directors to the Board of Directors of HMNY and a majority in interest of the purchasers in the Financing are to be granted the right to select a fifth director.

The Merger Agreement contains certain other termination rights for each of HMNY and Zone, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by November 15, 2016. Neither HMNY nor Zone is permitted to solicit, initiate or knowingly encourage submission or announcement of any inquiries, or offers that constitute or would reasonably be expected to lead to any “Acquisition Proposal” (as defined in the Merger Agreement). However, prior to the receipt of, in the case of Zone, the Zone Stockholder Approval, or, in the case of HMNY, HMNY Stockholder Approval, Zone’s board of directors or HMNY’s board of directors, as applicable, may participate in negotiations or discussions with any third party that has made a bona fide, unsolicited Acquisition Proposal that the applicable board determines in good faith, after consultation with the its outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement). Each party has the right to terminate the Merger Agreement if the other party enters into an acquisition agreement with respect to a Superior Proposal under certain circumstances further described in the Merger Agreement. In the event that Zone terminates the Merger Agreement on the basis of a Superior Proposal entered into by Zone, Zone shall pay to HMNY a $750,000 termination fee, and if HMNY terminates the Merger Agreement on the basis of a Superior Proposal entered into by HMNY, HMNY shall pay to Zone a $750,000 termination fee.

Voting and Support Agreements of Certain HMNY Stockholders and Zone Stockholder

Concurrently with the execution of the Merger Agreement, the controlling stockholder of HMNY (HMIT together with its wholly-owned subsidiary, Helios and Matheson, Inc.) and the controlling stockholder of Zone, Theodore Farnsworth, have entered into voting and support agreements, pursuant to which such stockholders have agreed to vote in favor of or consent in writing to the Merger and the other transactions contemplated by the Merger Agreement (the “Voting Agreements”).

Under the Voting Agreements, such stockholders also agreed not to transfer, sell, offer to sell, exchange, assign, pledge or otherwise dispose of or encumber any of HMNY Common Shares or Zone Common Stock held by such holder (unless, with respect to any proposed transfer of the Zone Common Stock, HMNY has approved) prior to (i) the Merger becoming effective; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) or a voluntary termination of such holder’s Voting Agreement by the holder following (A) any increase in the Merger Consideration in the case of stockholders of HMNY party to a Voting Agreement or decrease in the Merger Consideration in the case of stockholders of Zone party to a Voting Agreement; (B) any change to the form of Merger Consideration; or (C) the first anniversary of the date of such holder’s Voting Agreement; whichever occurs first.

The Merger Agreement has been filed herewith as required by applicable regulations of the Securities & Exchange Commission and solely to inform investors of its terms. The Merger Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, HMNY. The holders of HMNY Common Shares and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of HMNY, Zone or Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report as Exhibit 2.1, which is incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 12, 2016, HMNY  issued a press release relating to the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER INFORMATION

Satisfaction of Nasdaq Market Value of Publicly Held Shares Requirement

On March 1, 2016, the Nasdaq staff notified HMNY that the HMNY Common Shares had failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $1,000,000 over the previous 30 consecutive business days as required by Nasdaq set forth in Listing Rule 5550(a)(5) (the “Rule”). On June 29, 2016, HMNY received a letter from Nasdaq stating that the Nasdaq staff has determined that from June 6 through June 28, 2016, HMNY’s MVPHS has been $1,000,000 or greater. Accordingly, HMNY has regained compliance with the Rule, and this matter is now closed.

Description of Capital Stock

Below is an updated description of our common stock.  We are providing this description for the purpose of complying with requirements relating to the incorporation by reference of this information in certain of our filings with the Securities and Exchange Commission.

We have 32,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 30,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock.  The shares of common stock are neither redeemable or convertible.  Holders of common stock have no preemptive or subscription rights to purchase any of our securities. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws.  Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting.  Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote.  The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 7, 2016*
99.1	Press Release

* The schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and similar attachments are contained within the Agreement and Plan of Merger. HMNY hereby agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.

Important Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  This communication does not constitute a solicitation of any vote or approval.  This communication relates to a proposed business combination between HMNY and Zone.  In connection with this proposed business combination and in accordance with the Merger Agreement, HMNY plans to file a definitive Information Statement on Schedule 14C with the Securities Exchange Commission (the “SEC”) in connection with HMNY’s receipt of HMIT’s written consent to the Merger and the transactions contemplated by the Merger Agreement, in lieu of a meeting. INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE DEFINITIVE INFORMATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Any definitive Information Statement (if and when available) will be mailed to stockholders of HMNY in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by HMNY will be available free of charge on HMNY’s website at www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding HMNY’s ability to obtain the requisite financing upon which the Merger is conditioned, regain compliance with all of Nasdaq’s continued listing criteria, obtain a decision of the Nasdaq Hearings Panel to continue HMNY’s listing on Nasdaq, and receive Nasdaq approval of any listing application that may be required in connection with the Merger.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 7, 2016*
99.1	Press Release

* The schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and similar attachments are contained within the Agreement and Plan of Merger. HMNY hereby agrees to furnish a copy of any such omitted schedule or similar attachment to the SEC upon request.